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EXHIBIT (14)

SunAmerica Inc. (a Maryland corporation) owns 100% of SunAmerica Funding Corp. (a Delaware corporation); SunAmerica Financial, Inc. (a Georgia corporation); Resources Trust Company (a Colorado corporation); SunAmerica Life Insurance Company (an Arizona corporation); Imperial Premium Finance, Inc. (a Delaware corporation); IPF Funding Corp. (a Delaware corporation); SA Investment Group, Inc. (a California corporation); SunAmerica Capital Trust I (a Delaware business trust); SunAmerica Capital Trust II (a Delaware business trust); SunAmerica Capital Trust III (a Delaware business trust); SunAmerica Capital Trust IV (a Delaware business trust); SunAmerica Capital Trust V (a Delaware business trust); SunAmerica Capital Trust VI (a Delaware business trust); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Stanford Ranch, Inc. (a Delaware corporation), which owns 100% of Stanford Ranch, Inc. (a California corporation). In addition, SunAmerica Inc. owns 80% of AMSUN Realty Holdings (a California corporation); and 33% of New California Life Holdings, Inc. (a Delaware corporation) which owns 100% of Aurora National Life Assurance Company (a California corporation).

SunAmerica Financial, Inc. owns 100% of SunAmerica Marketing, Inc. (a Maryland corporation); SunAmerica Advertising, Inc. (a Georgia corporation); SunAmerica Investments, Inc. (a Delaware corporation) which owns 100% of Accelerated Capital Corp. (a Florida corporation; 1401 Sepulveda Corp. (a California corporation); SunAmerica Louisiana Properties, Inc. (a California corporation); SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation); SUN-PLA, Inc. (a California corporation); Hampden I & II Corp. (a California corporation); Sunport Holdings, Inc. (a California corporation) which owns 100% of Sunport Property Co. (a Florida corporation); Sun Chino Property, Inc. (a California corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Sun Princeton II, Inc. (a California corporation) which owns 100% of Sun Princeton I (a California corporation); Advantage Capital Corporation (a New York

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corporation); SunAmerica Planning, Inc. (a Maryland corporation); SunAmerica
Company (Cayman), Ltd., a Cayman Islands corporation; Sun Mexico Holdings, Inc. (a Delaware corporation) which owns 100% of Sun Cancun I, Inc. (a Delaware corporation), Sun Cancun II, Inc. (a Delaware corporation), Sun Ixtapa I, Inc. (a Delaware corporation) and Sun Ixtapa II, Inc. (a Delaware corporation); Sun Hechs, Inc. (a California corporation); and SunAmerica Travel Services, Inc. (a California corporation); SAI Investment Adviser, Inc. (a Delaware corporation); Sun GP Corp. (a California corporation), and 70% of Home Systems Partners (a California limited partnership) which owns 100% of Extraneous Holdings Corp. (a Delaware corporation). SunAmerica Planning, Inc. owns 100% of SunAmerica Securities, Inc. (a Delaware corporation) which owns 100% of Anchor Insurance Services, Inc. (a Hawaii corporation).

SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); SunAmerica National Life Insurance Company (an Arizona corporation); Anchor National Life Insurance Company (a California corporation) which owns 100% of Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust (all Massachusetts business trusts); UG Corporation (a Georgia corporation); Export Leasing FSC, Inc. (a U.S. Virgin Islands corporation); SunAmerica Virginia Properties, Inc. (a California corporation); SAL Investment Group (a California corporation); CalFarm Life Insurance Company (a California corporation); and Saamsun Holding Corporation (a Delaware corporation). Saamsun Holding Corporation owns 100% of SAM Holdings Corporation (a California corporation) which owns 100% of SunAmerica Asset Management Corp. (a Delaware corporation), Anchor Investment Adviser, Incorporated (a Maryland corporation), SunAmerica Capital Services, Inc. (a Delaware corporation); SunAmerica Fund Services, Inc. (a Delaware corporation), ANF Property Holdings, Inc. (a California corporation), Capitol Life Mortgage Corp. (a Delaware corporation) and Sun Royal Holdings Corporation (a California corporation). Sun Royal Holdings Corporation and Anchor Insurance Services, Inc. each owns 50% of Royal Alliance Associates, Inc. (a Delaware corporation). In addition, SunAmerica Life Insurance Company owns 80% of SunAmerica

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Realty Partners (a California corporation) and 33% of New California Life
Holdings, Inc. (a Delaware corporation) which owns 100% of Aurora National Life Assurance Company (a California corporation) and Premier Life Insurance Company (a Pennsylvania corporation); and 88.75% of Sun Quorum L.L.C. (a Delaware limited liability company).

Imperial Premium Finance, Inc. (Delaware) owns 100% of Imperial Premium Finance, Inc. (a California corporation); Imperial Premium Funding, Inc. (a Delaware corporation); and SunAmerica Financial Resources, Inc. (a Delaware corporation).

Updated As of 12/31/96